Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Amendment No.2 to Registration Statement Nos. 333-91115 on Forms S-3 and 333-74493 on Form S-8 of The Vermont Teddy Bear Company, Inc. of our report dated September 16, 2002, except for the matter discussed in Note 13 as to which the date is September 26, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Vermont Teddy Bear Company, Inc. for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

September 27, 2002